Tidal Trust I 485BPOS

Exhibit 99(d)(xxiii)(1)

FIRST AMENDMENT TO THE

INVESTMENT ADVISORY AGREEMENT

THIS FIRST AMENDMENT dated as of April 2, 2026, to the Investment Advisory Agreement dated as of July 31, 2025 (the “Agreement”), is entered into by and between Tidal Trust I (f/k/a Tidal ETF Trust) (the “Trust”), on behalf of the series of the Trust as indicated on Schedule A to the Agreement, as may be amended from time to time, and TIDAL INVESTMENTS LLC (hereinafter called the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend Schedule A to add the following series:

SMART Mid Cap ETF

SMART Small Cap ETF (each, a “New Fund,” and collectively, the “New Funds”); and

WHEREAS, Section 21 of the Agreement allows for the amendment of the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby superseded and replaced with Amended Schedule A attached hereto, for the purpose of adding the New Funds, to be effective at the time each New Fund commences operation pursuant to an effective amendment to the Trust’s Registration Statement under the Securities Act of 1933, as amended.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

[Signature Page Follows]

TIDAL TRUST I		TIDAL INVESTMENTS LLC

on behalf of its series listed on Amended Schedule A

By:	/s/Eric Falkeis	By:	/s/Jay Pestrichelli

Name:	Eric Falkeis	Name:	Jay Pestrichelli

Title:	President	Title:	Chief Trading Officer

Date:	4/6/2026	Date:	4/7/2026

Amended Schedule A

to the

Investment Advisory Agreement

by and between

Tidal Trust I and Tidal Investments LLC

Fund Name	Advisory Fee
SMART Trend 25 ETF	0.59%
SMART Earnings Growth 30 ETF	0.59%
SMART Mid Cap ETF	0.79%
SMART Small Cap ETF	0.79%